Confidential portions of this document have been omitted and filed separately with the Commission.

                                 EASCO ALUMINUM
                                  DOLTON WORKS
                           14200 COTTAGE GROVE AVENUE
                             DOLTON, ILLINOIS 60419

                     FIXED-PRICE PURCHASE AND SALE AGREEMENT

This Agreement ("Agreement") dated October 15, 1997 is between EASCO ALUMINUM, DOLTON WORKS. ("SELLER") Featherlite Manufacturing, Inc. ("BUYER").

SELLER desires to sell certain goods to BUYER and BUYER desires to purchase certain goods from SELLER.

NOW, THEREFORE, in consideration of these premises and the following mutual agreements, the parties agree as follows:

1. SELLER will sell to BUYER, and BUYER will purchase from SELLER, the aluminum extrusions identified on Schedule A attached hereto ("Product"), subject to the terms contained in this Agreement and the attached Schedule A. The quantity, delivery dates, terms, and prices, for Product are also set forth on Schedule A.

2. This Agreement shall have a term from the date hereof to December 31, 1998. This Agreement may not be canceled by either party prior to the termination date without the prior written consent of the other. BUYER acknowledges that SELLER intends to rely on this Agreement in fixing the prices and delivery dates of its raw material purchases necessary to fulfill this Agreement and as such, BUYER agrees to pay for the quantity specified on Schedule A whether or not BUYER places specific orders with SELLER as specified in Item 3 below. If BUYER cancels this agreement, or otherwise refuses shipments hereunder, seller is entitled to recover any loss sustained from liquidating a metal position taken by the seller on behalf of BUYER.

3. BUYER agrees to place specific firm orders with SELLER for the Product at least twenty-eight (28) days prior to the requested shipment date which shall specify the number of pounds/ feet/pieces of specific aluminum extrusion shapes. SELLER will attempt to respond to BUYER's order requests with less than twenty-eight (28) days lead time, but shall be under no obligation to do so. SELLER is required to manufacture and ship only product for which SELLER has timely received specific firm orders.

4. SELLER's obligations hereunder are subject to SELLER's credit approval with respect to each shipment and to the availability of financial information on BUYER which, in the SELLER's opinion, is adequate to demonstrate the BUYER's financial condition, ability to pay for shipments in accordance with agreed terms of payment, and ability to support the volume of credit extended by the SELLER

Payment terms for the Product shall be as set forth in Schedule A. SELLER's obligation to continue shipments of Product is conditioned upon BUYER satisfying its payment obligations under this Item 4 in full within the time period specified.

5. Either party's failure, at any time or times hereafter, to require strict performance by the other party of any provision of this Agreement shall not constitute a waiver, or affect or diminish the right thereafter to demand strict compliance and performance of this Agreement.

6. This Agreement (including Schedule A) shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall not apply to any purchases by BUYER in excess of the quantities set forth in Schedule A. The terms of any such excess purchases will be governed by separate agreement of the parties. Except as specified in this Agreement, the terms of sale and rights of the parties with respect to any specific order shall be as set forth in SELLER's order acknowledgment as provided from time to time.

By:    Gary Ihrke                                 By: Drago H. Kahanu
Titlc: Vice President                             Title VP Sales and Marketing
       Corporate Production

Signature: /S/ Gary Ihrke                         Signature: __________________
     FEATHERLITE MFG, INC.                        EASCO ALUMINUM, DOLTON WORKS
           (BUYER)                                         (SELLER)


Dated:10/15/97                                    Dated:_____________________

                                                                      EXHIBIT A

                                                     EASCO CORPORATION
                                                     Dolton Works
                                                     14200 Cottage Grove Avenue
                                                     Dolton, IL 60419
                                                     Phone: 708-841-8613
                                                     Fax: 708-841-8675

                                   SCHEDULE A
                     FIXED-PRICE PURCHASE AND SALE AGREEMENT

MATERIAL DESCRIPTION:

This agreement covers standard extrusions currently being supplied or quoted to Featherlite Manufacturing, Inc. ("Buyer") by Easco Corporation-Dolton Works, ("Seller") with specific pounds/pieces/feet by specific shape to be supplied by the Buyer.

DELIVERY
PERIOD:     January 1, 1998 through December 31, 1998.

OUANTlTY:   ******* pounds per calendar month for a total of
            ********* pounds.

PRICE: $***** per pound of aluminum extrusion plus an additional $**** per pound for hollows.

The pricing in this proposal is subject to Easco's ability to hedge the transaction. Easco will provide confirmation of the hedge immediately upon execution.

Packaging:  Standard - Bare Bundle.

Tolerance:  Aluminum Association standards to apply.

FOB:        Cresco, Iowa

PAYMENT TERMS:  Payment in full within thirty (30) days from date of invoice.

TOTAL DOLLAR VALUE OF CONTRACT:    Approximately:

FEATHERLITE MFG, INC. (BUYER)                      EASCO CORPORATION ("SELLER")

BY: Gary Ihrke                                     BY: Drago H. Kahanu
TITLE: Vice President Corporate Production         TITLE: Vice President Sales
                                                           & Marketing

SIGNATURE: /S/ Gary Ihrke                          SIGNATURE: _________________
DATED:   10/16/97                                  DATED: _____________________